Exhibit 10.102

EXHIBIT A-2

First Amendment to Employment Agreement with Rocky Sperka

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT is made and entered into this 28th day of June, 2022, by and between THE KINETIC CO., INC., a Wisconsin corporation (the “Company”), and ROCKY SPERKA, an adult resident of the State of Wisconsin (“Executive”).

R E C I T A L S

A.
The Company and Executive have previously entered into an Employment Agreement, dated February 17, 2020 (the "Employment Agreement").

B.
The Company and Executive desire to amend the Employment Agreement as provided herein.

NOW, THEREFORE, in consideration of the recitals and the mutual covenants and agreements set forth herein, the parties hereto hereby amend the Employment Agreement as follows:

1.
Defined Terms. Unless otherwise defined in this Amendment, all capitalized terms used herein shall have the meanings given to them in the Employment Agreement.

2.
Amendment to Section 1(a) of the Employment Agreement. Section 1(a) of the Employment Agreement is hereby amended by deleting the first sentence of the existing text and replacing it with the following: “Effective as of June 28, 2022, Executive shall serve as Kinetic’s Chief Administrative Officer, with such duties and responsibilities as are customarily applicable to such position and such other duties and responsibilities as reasonably assigned to Executive by the CEO or the Board of Directors of the Company, and Executive accepts and agrees to this employment.”

3.
General Amendment to the Employment Agreement. The Employment Agreement is hereby amended by changing all references to “CEO” therein to “Chief Administrative Officer”.

4.
Amendment to Section 3 of the Employment Agreement. Section 3 of the Employment Agreement is hereby amended by adding the following at the end of the existing text as new subparagraph (f):

“(f) Notwithstanding the other provisions of this Agreement, between December 20, 2022 and December 31, 2022, the Company and Executive will meet and discuss in good faith the future employment role, title and responsibilities of Executive with the Company. If, by December 31, 2022, the parties are unable to reach agreement as to the role, title and responsibilities applicable to Executive’s future employment by the Company, then on or before December 31, 2022 either party may elect to terminate this Agreement upon written notice to the other party, and in such event Executive shall be entitled to the termination benefits stated in Section 4(a) of this Agreement, doubt, the provisions of this subparagraph (f) shall not preclude the Company or Executive from exercising any other 1ight under Section 3 of this Agreement.

5.
Amendment to Section 3 of the Employment Agreement. Section 3 of the Employment Agreement is hereby amended by adding the following at the end of the existing text as new subparagraph (g):

"(g) Upon the expiration or tennination of this Agreement for any reason, Executive shall be entitled to retain the mobile phone he uses for Company business and the c01Tesponding mobile phone number, provided that the mobile phone does not contain any Company software or applications or any confidential infmmation or trade secrets of the Company."

6.
Amendment to Exhibit A to the Employment Agreement. Exhibit A to the Employment Agreement is hereby amended by deleting the existing text in its entirety and replacing it with Exhibit A attached to this Amendment.

7.
Additional Provisions. Except as expressly modified by this Amendment, the terms and provisions of the Employment Agreement shall remain in full force and effect and shall be applicable to this Amendment as if specifically set forth herein.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Employment Agreement as of the day and year first above written.

COMPANY:	EXECUTIVE:

THE KINETIC CO., INC.

By:
Tom Sedlak, CEO	Rocky Sperka

EXHIBIT A

Incentive Compensation Plan

Executive shall be eligible to receive a bonus in an amount up to twenty-five percent (25%) of Executive’s annual base salary (the “Bonus”) during each calendar year during which Executive is employed by the Company if the Company’s annual EBITDA (as defined below) during the applicable calendar year is at least Three Million Four Hundred Thousand Dollars ($3,400,000.00). Any Bonus shall be paid within thirty (30) days of the date of the determination of achievement of the EBITDA threshold for the applicable calendar year, provided that, notwithstanding the preceding, Executive shall be entitled to a Bonus of not less than Fifty Thousand Dollars ($50,000.00) for calendar year 2022 unless Executive’s employment is terminated for “Cause”, or Executive resigns without Good Reason, prior to December 20, 2022.

As used herein, “EBITDA” means the earnings before interest, taxes, depreciation and amortization of the Company, determined in the same manner as EBITDA is determined for purposes of computing the Earn-Out Payments to be made pursuant to, and as described in, the Stock Purchase Agreement (including Annex A thereto), dated June 28, 2022, among Precision Industries, Inc. (“PII”), Cash L. Masters, and the Cash L. Masters Revocable Trust, dated October 19, 2005, applicable to the purchase by PII of all of the issued and outstanding shares of the capital stock of the Company.